UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

Avient Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-16091	34-1730488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avient Center 33587 Walker Road Avon Lake, Ohio	44012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	AVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2023, Robert M. Patterson, Chairman of the Board of Directors and the President and Chief Executive Officer of Avient Corporation (the “Company”), notified the Board of Directors (the “Board”) of the Company that he will retire as President and Chief Executive Officer and as a member of the Board, effective as of December 1, 2023. Mr. Patterson will continue to serve as an employee of the Company as Special Advisor through May 31, 2024 to help facilitate the transition.

On November 13, 2023, the Company announced that, in connection with Mr. Patterson’s retirement, Dr. Ashish Khandpur has been appointed as President and Chief Executive Officer and a member of the Board, effective December 1, 2023. Dr. Khandpur, age 56, currently serves as Group President of the Transportation & Electronics business group for 3M Company, a global manufacturing and technology company. During his 28-year career with 3M, Dr. Khandpur has held a series of roles with increasing responsibility, including Executive Vice President, Transportation & Electronics business group, from 2019 to 2021; Executive Vice President, Electronics & Energy business group, from 2017 to 2019; and Senior Vice President, Research & Development and Chief Technology Officer, from 2014 to 2017, among other roles. Dr. Khandpur currently serves on the Board of Directors of Constellation Energy Corporation.

Dr. Khandpur will receive the following compensation in connection with his service as President and Chief Executive Officer of the Company:

•	base salary at the rate of $1,050,000 per year, subject to applicable withholdings and payroll deductions;

•

beginning in 2024, participation in the Company’s annual cash incentive program for executive officers, with a target award equal to 120% of his earned annual base salary, and with payment (from 0% to 200% of target) generally based on actual performance;

•	beginning in 2024, participation in the Company’s long-term equity incentive program for executive officers, with a target opportunity equal to 440% of his annual base salary; and

•	participation in the Company’s other standard benefits and perquisites for its executive officers, including eligibility for relocation services in accordance with Company policy.

Dr. Khandpur will also receive the following sign-on compensation:

•	a cash payment of $1,500,000; and

•

a grant of restricted stock units (“RSUs”) under the amended and restated Avient Corporation 2020 Equity and Incentive Compensation Plan valued at approximately $5,000,000 that will generally vest in substantially equal installments on each of the first four anniversaries of the grant date. The Company will enter into its standard award agreement with Dr. Khandpur with respect to the RSUs.

In addition, if (i) Dr. Khandpur’s employment is terminated by the Company without Cause (as defined in the Company’s Amended and Restated Executive Severance Plan (the “Executive Severance Plan”), which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014), (ii) such termination is not following a change in control of the Company entitling Dr. Khandpur to benefits under the Continuity Agreement (as defined below), and (iii) Dr. Khandpur agrees to a release of claims against the Company and customary non-competition and non-solicitation covenants for a period of two years following the date of termination, Dr. Khandpur will generally be entitled to:

•	two years of salary continuation;

•	an annual incentive program payment as earned for the year in which the termination of employment occurs;

•	two years of continuation in the Company’s medical, dental and vision plans at subsidized rates; and

•	outplacement services through a Company-designated provider for up to 12 months following termination.

Dr. Khandpur is also expected to enter into a Management Continuity Agreement (the “Continuity Agreement”), substantially in the form of the form Management Continuity Agreement that was filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Continuity Agreement will provide for a severance payment and other benefits if Dr. Khandpur’s employment is terminated by the Company for any reason other than for cause or by Dr. Khandpur with good reason within 24 months after a change in control of the Company, as set forth in more detail in the Continuity Agreement. Dr. Khandpur is also expected to execute the Company’s standard employee agreement, containing certain confidentiality, non-competition and non-solicitation covenants, and the Company’s standard indemnification agreement for directors and officers.

Dr. Khandpur will not be eligible for any additional compensation for his service on the Board while he is serving as President and Chief Executive Officer.

During Mr. Patterson’s service as Special Advisor, he will continue to receive his base salary at an annual rate of $1,170,000. He will not be eligible for an annual incentive program award or a long-term incentive program grant in 2024. However, his 2023 annual incentive program award will be paid in accordance with its terms (to the extent earned), and his prior long-term incentive awards will continue to vest in accordance with their terms in connection with his continued employment as Special Advisor.

Item 7.01	Regulation FD Disclosure.

On November 13, 2023, the Company issued a press release announcing the management transition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference. The press release shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIENT CORPORATION

By:	/s/ Lisa K. Kunkle
Name:	Lisa K. Kunkle
Title:	Senior Vice President, General Counsel and Secretary

Date: November 13, 2023